UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported):  December 7, 2009

TBS INTERNATIONAL LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	000-51368	98-0225954
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Commerce Building
Chancery Lane
Hamilton HM 12, Bermuda
(Address of Principal Executive Offices)

(441) 295-9230
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On December 4, 2009, TBS International Limited(the “Company”) held the Special Court-Ordered Meeting of Shareholders and the Special General Meeting of Shareholders, each as described in the proxy statement filed with the SEC on October 30, 2009 (the “Proxy Statement”). A quorum was present at each of the meetings as required by the Company’s bye-laws. Set forth below is the number of votes cast for and against/withheld, and the number of abstention votes and broker non-votes, with respect to each matter voted upon by the relevant shareholders:

	For	Against	Abstain
Special Court-Ordered Meeting: Approval of the scheme of arrangement attached as Annex A to the proxy statement	12,372,510	60,087	16,005
Special General Meeting: Approval of the creation of distributable reserves of TBS International plc (that was previously approved by TBS International Limited)	12,356,004	77,253	15,345
Special General Meeting: Approval of the Amended and Restated TBS International 2005 Equity Incentive Plan	11,627,742	808,025	12,835

Also on December 4, 2009, TBS International Limited issued a press release announcing the results of the Special Court-Ordered Meeting of Shareholders and the Special General Meeting of Shareholders. The press release is furnished as Exhibit 99.1 hereto.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1	Press Release, dated December 4, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBS INTERNATIONAL LIMITED

Date: December 7, 2009	By:	/s/ Ferdinand V. Lepere
Ferdinand V. Lepere
Executive Vice President and Chief Financial Officer